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Exhibit 10.2

                            STOCK PLEDGE AGREEMENT
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     THIS IS A STOCK PLEDGE AGREEMENT between UNITED SAFETY ACTION, INC., herein called "Pledgor", and SAF T LOK INCORPORATED, herein called "Pledgee".

                         Background of this Agreement
                         ----------------------------

     Pledgor has received from Pledgee One Million (1,000,000) shares of common stock in the Pledgee in connection with the Non-Exclusive Distribution and Pricing Agreement dated this date (the "Distribution Agreement"). Pledgor is obligated under the Distribution Agreement to make certain advertising expenditures and to perform numerous other obligations.

     In order to secure the obligation to make the advertising expenditures and other obligations under the Distribution Agreement, Pledgor has agreed to pledge one million (1,000,000) shares of common stock in the Pledgee pursuant to the terms of this Stock Pledge Agreement.

                                   Agreement
                                   ---------

     The parties agree as follows:

     1. Pledgor hereby grants to Pledgee a first priority security interest in the collateral described in Paragraph 2 of this Agreement and pledges such collateral to secure the performance all of Pledgor's obligations under the Distribution Agreement. A copy of the Distribution Agreement is attached hereto as Exhibit "A". As certain obligations of the Pledgor are performed, Pledgee will release certain portions of the collateral as set forth in Paragraph 6 below.

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     2.   The collateral of this Stock Pledge Agreement is One Million
(1,000,000) shares of common stock in Saf T Lok incorporated, evidenced by Stock Certificate No. _______ issued in the name of Pledgor, together with Assignments Separate from Certificate executed in blank with respect to each such certificate, which collateral is, contemporaneously with the execution of this Agreement, hereby delivered to and deposited with Pledgee, to be held by Pledgee in accordance with the terms of this Agreement. The collateral shall also include any and all additional shares of Saf T Lok Incorporated common stock or may be issued by Saf T Lok Incorporated from time to time in connection with stock splits or stock dividends relating to the Saf T Lok Incorporated common stock. In the event the collateral is exchanged for other securities in connection with a merger or acquisition of Saf T Lok Incorporated, the securities for which such collateral is exchanged shall serve as substitute collateral.

     3. The obligations secured by this Stock Pledge Agreement are the obligations of the Pledgor in the Distribution Agreement, to make the Advertising Expenditures (as defined in the Distribution Agreement) within 24 months following the date of the Distribution Agreement.

     4. The Pledgee, and any successor to the Pledgee, shall hold and have possession of the collateral described in this Agreement in accordance with the terms of this Agreement.

     5. For those shares which remain part of the collateral under this Pledge Agreement and are not released pursuant to paragraph 6, Pledgor irrevocably constitutes and appoints Pledgee, whether or not the collateral has been transferred into the name of Pledgee or his nominee, as Pledgor's proxy, with full power to (a) attend all meetings of

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stockholders of Saf T Lok Incorporated held after the date of this Agreement and to vote the collateral at those meetings in such manner as the Pledgee shall in his sole discretion deem appropriate including, without limitation, in favor of liquidation of Saf T Lok Incorporated; (b) to consent, in the sole discretion of the Pledgee, to any action by or concerning Saf T Lok Incorporated for which the consent of the stockholders of Saf T Lok Incorporated is or may be necessary or appropriate; and (c) without limitation, to do all things which the Pledgor could do as a stockholder of Saf T Lok Incorporated, giving to the Pledgee full power of substitution and revocation. Notwithstanding the foregoing, the Pledgor alone shall have the rights under this paragraph and the Pledgee may not exercise those rights (whether or not the collateral has been transferred into the name of the Pledgee or his nominee) so long as no event of default has occurred. The proxy contained in this paragraph shall terminate when the Stock Pledge Agreement terminates, as provided in Paragraph 6. The Pledgor hereby revokes all proxies heretofore given to any person or persons and agrees not to give any other proxies in derogation of this proxy so long as this Stock Pledge Agreement is in force.

     6. Provided that Pledgor is not in default of any material obligation under the Distribution Agreement, Pledgee will release from this Stock Pledge Agreement and release its security interest in those shares of stock set forth below upon receipt by Pledgee of a written report signed by the Chief Executive Officer of the Pledgor that Advertising Expenditures have been made in accordance with the Distribution Agreement in the month or months prior to such written report, with the written report setting forth the amount of such Advertising Expenditures made. For each Five Dollars ($5.00) of Advertising Expenditures made by the Pledgee on a cumulative basis, up to Five Million Dollars

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($5,000,000) of Advertising Expenditures, Pledgor shall release from this Stock
Pledge Agreement one share of stock within five business days after receipt of each written report. As an example, if Pledgor receives a written report from the Pledgee, signed by the Chief Executive Officer of the Pledgor, reporting that during the month of July, 1998, the Pledgee made Advertising Expenditures of $500,000, the Pledgor shall release from this Stock Pledge Agreement 100,000 shares of stock and deliver the stock certificate for such shares to Pledgee within five days after receiving the written report. Release of shares from this Stock Pledge Agreement will not act as a waiver or release of any obligations of Pledgor under the Distribution Agreement.

     7. In the event that Pledgor has not made Advertising Expenditures equal to or exceeding Five Million Dollars ($5,000,000) within 24 months from the date of this Agreement, the Pledgor shall be in default under this Agreement.

     8. Upon default under this Agreement by Pledgor, Pledgee shall notify Pledgor of the amount by which Pledgor's Advertising Expenditures fell short of Five Million Dollars ($5,000,000) and shall give Pledgor 30 days from the receipt of such notice to cure such default by making Advertising Expenditures within such 30 days so as to bring the cumulative Advertising Expenditures to at least Five Million Dollars ($5,000,000). In the event that Pledgor fails to make the Advertising Expenditures necessary to bring the cumulative Advertising Expenditures to at least Five Million Dollars ($5,000,000) within such 30 day period, Pledgee shall have the right to take any remaining collateral into its own name and Pledgor shall have no further rights in such collateral. Pledgor agrees that Pledgee shall have this right as a form of liquidated damages regardless of the market value of the stock held as collateral at such time. Such liquidated damages shall apply only

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as to the failure of Pledgor to make Advertising Expenditures as required and shall not affect Pledgee's right to receive damages for any other failure of Pledgor to perform any other of Pledgor's material obligations under the Distribution Agreement, provided, however, that nothing in this Pledge Agreement shall give Pledgee any right to damages not otherwise available under the Distribution Agreement or applicable law.

     9. Upon the Pledgor's default under this Agreement, Pledgee, in addition to any other rights provided by law, shall at any time thereafter have all of the rights and remedies provided to it by the Uniform Commercial Code in the State of Florida and this Agreement shall be governed under the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ____ day of ______, 1998.

                                        PLEDGOR:

                                        UNITED SAFETY ACTION, INC.

                                        BY: _____________________________(SEAL)


                                        PLEDGEE:

                                        SAF T LOK INCORPORATED


                                        By: _____________________________(SEAL)

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